Investor Relations Contact: Lori Owen Xilinx, Inc. (408) 879-6911 ir@xilinx.com	EXHIBIT 99.1

XILINX ANNOUNCES THIRD QUARTER FISCAL 2009 RESULTS

  Operating margin of 26.1% is highest reported in three years
  Virtex-5® sales post strong growth

SAN JOSE, CA, JANUARY 14, 2009-- Xilinx, Inc. (Nasdaq: XLNX) today announced net revenues of $458.4 million in the third quarter of fiscal 2009, down 5% sequentially from the prior quarter and down 3% compared to the same quarter a year ago. Third quarter net income was $139.4 million, or $0.51 per diluted share, including an $89.7 million pre-tax gain on the early extinguishment of convertible debentures and a $19.5 million pre-tax impairment charge on investments. Collectively, these income and expense items represented approximately $0.19 per diluted share after tax.

The Xilinx Board of Directors declared a quarterly cash dividend of $0.14 per outstanding share of common stock, payable on February 25, 2009 to all stockholders of record at the close of business on February 4, 2009.

Additional third quarter comparisons are represented in the charts below:

GAAP Results
(In millions, except EPS)

				Growth Rates
	Q3 FY 2009	Q2 FY 2009	Q3 FY 2008	Q-T-Q	Y-T-Y
Net revenues	$458.4	$483.5	$474.8	-5%	-3%
Operating income	$119.6	$124.6	$115.3	-4%	4%
Net income	$139.4	$81.8	$103.6	70%	35%
Diluted earnings per share	$0.51	$0.29	$0.35	76%	46%

Sales in the month of December were particularly weak as the current economic recessionary environment began impacting customers in most Xilinx end markets. With the exception of sales to Industrial and Other which were flat, sales to other end markets declined sequentially in the December quarter.

Continued cost reduction efforts contributed to improved gross and operating margins during the quarter. Operating margin of 26.1% was up from 24.3% in the same quarter of the prior year and the highest reported in over three years. Gross margin of 63.9% was up from 63.3% in the same quarter of the prior year and the highest reported in over four years.

“Sales from the Company’s flagship Virtex-5 family posted exceptionally strong growth in the December quarter increasing 35% sequentially and representing 15% of total sales, up from 10% in the prior quarter.” said Moshe Gavrielov, Xilinx President and Chief Executive Officer. “The success of this product family in today’s challenging economic environment underscores a growing affinity for programmable solutions versus ASIC alternatives. Programmable solutions provide customers with lower risk, greater flexibility and, in many cases, lower total overall cost.”

Net Revenues by Geography:
	Percentages			Growth Rates
	Q3	Q2	Q3
	FY 2009	FY 2009	FY 2008	Q-T-Q	Y-T-Y
North America	34%	34%	41%	-4%	-20%
Asia Pacific	33%	32%	27%	-1%	20%
Europe	22%	23%	22%	-12%	-4%
Japan	11%	11%	10%	-4%	1%

Net Revenues by End Market:
	Percentages			Growth Rates
	Q3	Q2	Q3
	FY 2009	FY 2009	FY 2008	Q-T-Q	Y-T-Y
Communications	44%	43%	41%	-3%	4%
Industrial & Other	33%	32%	33%	0%	-2%
Consumer & Automotive	16%	17%	17%	-12%	-11%
Data Processing	7%	8%	9%	-21%	-27%

Net Revenues by Product*:
	Percentages			Growth Rates
	Q3	Q2	Q3
	FY 2009	FY 2009	FY 2008	Q-T-Q	Y-T-Y
New	48%	45%	35%	2%	34%
Mainstream	36%	38%	45%	-9%	-22%
Base	11%	12%	14%	-17%	-29%
Support	5%	5%	6%	-11%	-19%

*Products are classified as follows:

New Products: Virtex-5, Virtex-4, Spartan®-3, and CoolRunner™-II products
Mainstream Products: Virtex-II, Spartan-II, CoolRunner and Virtex-E products
Base Products: Virtex, Spartan, XC4000 and XC9500 products
Support Products: Configuration solutions, HardWire, Software & Support/Services

Highlights – December Quarter Fiscal 2009

  For the second consecutive quarter, sales to customers in wireless communications were particularly strong, increasing over 10% sequentially. Most of this growth was attributable to the next generation rollout of wireless technologies in China. Xilinx FPGA solutions, most notably Virtex-5 FPGAs, are key beneficiaries of this next generation wireless technology rollout due to their high performance, functionality and system integration capabilities.

  Xilinx continues to have one of the most stable and resilient business models in the technology industry in terms of profitability and cash flow generation. In the December quarter, Xilinx generated $128.5 million in operating cash flow and paid $146.3 million in cash to repurchase $241.1 million (principal amount) of convertible debentures and $38.4 million in cash dividends. Xilinx currently has among the highest dividend yields in the technology industry.

Key Statistics:
	Q3	Q2	Q3
	FY 2009	FY 2009	FY 2008
Annual Return on Equity (%)*	24	21	21
Operating Cash Flow (millions)	$128	$95	$208
Depreciation Expense (millions)	$13	$13	$13
Capital Expenditures (millions)	$11	$12	$11
Combined Inventory Days	99	93	91
Revenue Turns (%)	54	59	59

     *Return on equity calculation: Annualized net income/average stockholders’ equity

Business Outlook – March Quarter Fiscal 2009

  Sales are expected to be down 15% to 25% sequentially.
  Gross margin is expected to be in the range of 61% to 63%.
  Operating expenses are expected to be flat to slightly down sequentially from the December quarter.
  Interest and other is expected to be a net expense of $3 million.
  Fully diluted share count is expected to be approximately 275 million shares.
  March quarter tax rate is expected to be approximately 21%.

Conference Call

A conference call will be held today at 2:00 p.m. Pacific Time to discuss the quarter's results and management's outlook for the March quarter. The webcast and subsequent replay will be available in the investor relations section of the company's web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (800) 642-1687 and referencing confirmation code 76849026. The telephonic replay will be available for two weeks following the live call.

Business Update - March Quarter Fiscal 2009

The Company expects to issue a fourth quarter business update press release before the market opens on Tuesday, March 3, 2009. Financial guidance to the investment community will be limited to the points mentioned in the business update document. Please sign up for a push email alert, which is available from our investor relations web site at www.investor.xilinx.com.

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “may,” “will,” “could,” “believe,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar words. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including the general health of global economies as well as of the semiconductor industry, the health of our end markets and our customers' customers, our ability to forecast end customer demand, customer acceptance of our new products, the ability of our customers to manage their inventories, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, and other risk factors listed in our most recent Forms 10-K and 10-Q.

About Xilinx

Xilinx, Inc. (NASDAQ: XLNX) is the worldwide leader of programmable logic solutions. Additional information about Xilinx is available at http://www.xilinx.com. Xilinx, the Xilinx logo, Virtex, Spartan, ISE, and other brands designated herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.

XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	Dec. 27,	Dec. 29,	Sept. 27,	Dec. 27,	Dec. 29,
	2008	2007	2008	2008	2007
Net revenues	$458,387	$474,806	$483,537	$1,430,170	$1,365,612
Cost of revenues	165,331	174,414	177,407	519,244	513,014
Gross margin	293,056	300,392	306,130	910,926	852,598
Operating expenses:
Research and development	86,967	91,011	89,501	267,202	267,175
Selling, general and administrative	85,032	92,453	88,080	266,116	272,856
Amortization of acquisition-related intangibles	1,475	1,582	1,426	4,326	5,376
Restructuring charges	-	-	2,487	22,023	-
Total operating expenses	173,474	185,046	181,494	559,667	545,407

Operating income	119,582	115,346	124,636	351,259	307,191
Gain on early extinguishment of convertible debentures	89,672	-	-	89,672	-
Impairment loss on investments	(19,540)	-	(29,001)	(53,162)	-
Interest and other, net	(575)	14,385	8,490	13,620	47,422
Income before income taxes	189,139	129,731	104,125	401,389	354,613
Provision for income taxes	49,765	26,139	22,300	96,261	77,045
Net income	$139,374	$103,592	$81,825	$305,128	$277,568

Net income per common share:
Basic	$0.51	$0.36	$0.30	$1.10	$0.94
Diluted	$0.51	$0.35	$0.29	$1.10	$0.92
Cash dividends declared per common share	$0.14	$0.12	$0.14	$0.42	$0.36
Shares used in per share calculations:
Basic	273,997	289,703	276,169	276,584	296,714
Diluted	274,223	293,036	277,714	277,603	301,030

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Dec. 27,	March 29,
	2008	2008
	(Unaudited)	(1)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$1,289,930	$1,296,435
Accounts receivable, net	213,590	249,147
Inventories	149,421	130,250
Deferred tax assets and other current assets	101,327	144,364
Total current assets	1,754,268	1,820,196
Net property, plant and equipment	394,973	404,430
Long-term investments	388,972	564,269
Other assets	343,248	348,212
Total Assets	$2,881,461	$3,137,107

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$207,786	$228,988
Deferred income on shipments to distributors	71,510	111,678
Total current liabilities	279,296	340,666
Convertible debentures	760,107	999,851
Deferred tax liabilities	102,425	84,486
Other long-term liabilities	71,150	40,281
Stockholders' equity	1,668,483	1,671,823
Total Liabilities and Stockholders' Equity	$2,881,461	$3,137,107

     (1) Derived from audited financial statements

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended			Nine Months Ended
	Dec. 27,	Dec. 29,	Sept. 27,	Dec. 27,	Dec. 29,
	2008	2007	2008	2008	2007
SELECTED CASH FLOW INFORMATION:
Depreciation	$13,438	$13,497	$13,309	$42,167	$40,323
Amortization	4,120	4,328	4,227	12,573	13,537
Stock-based compensation	13,041	16,456	13,724	41,188	48,730
Net cash provided by operating activities	128,479	207,744	94,700	381,676	479,134
Purchases of property, plant and equipment	(11,061)	(10,737)	(11,777)	(32,711)	(39,355)
Payment of dividends to stockholders	(38,357)	(34,480)	(38,697)	(115,982)	(105,881)
Repurchases of common stock	-	(200,000)	(125,000)	(275,000)	(350,000)
Repurchases of convertible debentures	(146,324)	-	-	(146,324)	-
Proceeds from issuance of common stock to employees and excess tax benefit	2,992	11,610	49,856	84,379	90,394

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$1,337	$1,937	$1,497	$4,416	$5,785
Research and development	6,055	7,977	6,293	18,702	22,526
Selling, general and administrative	5,649	6,542	5,629	17,506	20,419
Restructuring charges	-	-	305	564	-